EXHIBIT 5.1

August 23, 2010
American Pacific Investcorp, LP
295 Madison Avenue, 2nd Floor
New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel to American Pacific Investcorp, LP, a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 17,000,000 common units representing limited partner interests in the Partnership (the “Common Units”).

 We are rendering this opinion as of the time the Registration Statement (defined below) becomes effective in accordance with Section 8(a) of the Securities Act.

As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act.

2.
The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership’s Registration Statement on Form S-1 to which this opinion is an exhibit and relating to the Common Units (the “Registration Statement”), will be duly authorized, validly issued, fully paid and nonassessable.

                The opinions expressed herein are limited in all respects to federal law of the United States of America and the Delaware Act, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the reference to us under the heading “Validity of the Common Units” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/	JSBarkats, PLLC